Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact Info:
Deirdre Skolfield, CFA
Investor Relations
SYNNEX Corporation
(510) 668-3715
deirdres@synnex.com

SYNNEX Corporation Reports Fiscal 2014 First Quarter Results
Strong Growth Across All Business Units Drives Record Q1 Sales
Fremont, Calif., - April 3, 2014 - SYNNEX Corporation (NYSE: SNX), a leading business process services company, today announced financial results for the fiscal first quarter ended February 28, 2014.

	Q1 FY14	Q1 FY13	Net change
			Q1FY14 vs Q1FY13
Revenue ($M)	$3,027	$2,461	23.0%
Operating income ($M)	$62.0	$55.9	10.7%
Non-GAAP Operating income ($M)	$76.6	$57.9	32.2%
Operating margin	2.05%	2.27%	(22bps)
Non-GAAP Operating margin	2.53%	2.35%	18bps
Net income attributable to SYNNEX Corporation ($M)	$38.4	$33.4	15.1%
Non-GAAP Net income attributable to SYNNEX Corporation ($M)	$47.7	$34.6	37.8%
Diluted EPS	$1.01	$0.88	14.8%
Non-GAAP Diluted EPS	$1.25	$0.91	37.4%
Non-GAAP financial measures exclude the impact of acquisition and integration expenses and the amortization of intangible assets. A reconciliation of GAAP to Non-GAAP financial information is presented in the supplementary information section at the end of this press release.
Certain operations of the Company that were previously reported under the Concentrix segment and that provided support and IT services to the Technology Solutions segment have now been aligned with and reported in the Technology Solutions segment. For comparability, the results of fiscal year 2013 have been reclassified to conform to the current year presentation.

“I am pleased to report results reflecting strong growth across all business segments, with our IT business delivering revenue growth ahead of our expectations," stated Kevin Murai, President and Chief Executive Officer. “During the quarter, we had a successful initial close of the IBM CRM acquisition with the majority of employees and business successfully brought on board.”

Fiscal 2014 First Quarter Highlights:

•
Technology Solutions (formerly Distribution): Revenue was $2.90 billion, up 20.0% from the prior fiscal year quarter. Adjusting for the translation effect of foreign currencies, primarily the yen and the Canadian dollar, the Technology Solutions business grew approximately 24%. Technology Solutions income before non-operating items, income taxes and non-controlling interest was $63.5 million, or 2.19% of segment revenue, compared with $53.5 million, or 2.21% of segment revenue, in the fiscal first quarter of 2013.

•
Concentrix (formerly GBS): Revenue was $127.0 million, an increase of 186% over the prior fiscal year quarter. Concentrix results include approximately $74.5 million of revenue from the recently acquired IBM customer relationship management (CRM) business. Concentrix loss before non-operating items, income taxes and non-controlling interest was $1.8 million, or 1.40% of Concentrix revenue, compared with income of $2.4 million, or 5.47% of Concentrix revenue, in the prior fiscal year quarter. Non-GAAP Concentrix income before non-operating items, income taxes and non-controlling interest was $11.8 million, or 9.33% of Concentrix revenue, for fiscal first quarter of 2014, compared to $3.4 million, or 7.77% of Concentrix revenue, in the prior year period.

•	“Other income” includes a $2.9 million benefit from a class-action legal settlement.

•	The trailing fiscal four quarter ROIC was 8.8% compared to 10.1% in the prior year first quarter. The current fiscal quarter ROIC includes the impact of acquisition and integration expenses.

•	The cash conversion cycle was 44 days compared to 43 days in the prior year fiscal first quarter.

•	The debt to capitalization ratio was 33%, up from 18% in the prior year fiscal first quarter due to financing the acquisition of the IBM CRM business.

•	Depreciation and amortization were each $5.7 million.

Fiscal 2014 Second Quarter Outlook:
The following statements are based on the Company’s current expectations for the fiscal 2014 second quarter and do not include acquisition and integration expenses and amortization of intangibles. These statements are forward-looking and actual results may differ materially.

•	Revenue is expected to be in the range of $3.1 billion to $3.2 billion.

•	Non-GAAP net income is expected to be in the range of $52.7 million to $54.0 million.

•	Non-GAAP diluted earnings per share are expected to be in the range of $1.34 to $1.38.

•
After-tax amortization of intangibles is expected to be $8.7 million, or $0.22 per share. These estimates are based on the preliminary purchase price allocation of the IBM CRM acquisition and are subject to change.

“We believe the strength we have recently experienced in IT demand will continue in our second quarter,” stated Kevin Murai, President and CEO of SYNNEX Corporation. “We are on track with our integration of the combined Concentrix business and expect to close the IBM customer care acquisition in the remaining countries in the coming months.”

Conference Call and Webcast
SYNNEX will be discussing its financial results and outlook on a conference call today at 2:00 p.m. (PT). A webcast of the call will be available at http://ir.synnex.com. The conference call will also be available via telephone by dialing (888) 469-3219 in North America or (630) 395-0205 outside North America. The passcode code for the call is “SNX.” A replay of the webcast will be available at http://ir.synnex.com approximately two hours after the conference call has concluded.

About SYNNEX
SYNNEX Corporation (NYSE: SNX), a Fortune 500 corporation, is a leading business process services company, servicing resellers, retailers and original equipment manufacturers in multiple regions around the world. The Company provides services in IT distribution, supply chain management, contract assembly and global business services. Founded in 1980, SYNNEX employs approximately 49,000 full-time and part-time associates worldwide. Additional information about SYNNEX may be found online at www.synnex.com.

Use of Non-GAAP Financial Information
To supplement the financial results presented in accordance with GAAP, SYNNEX uses non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share, which are non-GAAP financial measures that exclude the amortization of intangible assets and acquisition and integration related expenses. These non-GAAP measures provide investors with an additional tool to evaluate operating results. Because these non-GAAP measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

SYNNEX management uses the non-GAAP financial measures internally to understand, manage and evaluate the business. SYNNEX management believes it is useful for the Company and investors to review, as applicable, both GAAP information, and the non-GAAP measures in order to assess the performance of the Company's continuing businesses and for planning and forecasting in future periods. These non-GAAP measures are intended to provide investors with an understanding of the Company's operational results and trends that more readily enable investors to analyze SYNNEX' base financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends. The management of SYNNEX believes the non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. A reconciliation of the Company's non-GAAP financial information to GAAP is set forth in the following supplemental information table.

Safe Harbor Statement
Statements in this press release regarding SYNNEX Corporation, which are not historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements regarding the growth in margin and profitability, the anticipated subsequent closings in our acquisition of the IBM CRM business, growth in IT demand, market conditions in Japan, our revenue, operating margins, net income and earnings per share, amortization of intangibles, and the anticipated benefits of the non-GAAP financial measures, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to successfully integrate our recent acquisitions; diversion of management as a result of our recent and pending acquisitions; ability to complete the subsequent closings in our acquisition of the IBM CRM business, loss of vendors and suppliers as a result of our recent acquisitions; market acceptance and product life of the platforms sold by companies recently acquired; general economic conditions and any weakness in IT and consumer electronics spending; the loss or consolidation of one or more of our significant OEM suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; changes in the tax laws; risks associated with our international operations; uncertainties and variability in demand by our reseller and contract assembly customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers and negative trends in their businesses; any future incidents of theft; risks associated with our business process outsourcing and contract assembly business; risks associated with our anti-dilution share repurchase program; and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2013 and from time to time in our SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.

Copyright 2014 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, CONCENTRIX and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX, the SYNNEX Logo and CONCENTRIX Reg. U.S. Pat. & Tm. Off. Other names and marks are the property of their respective owners.

SNX-F

SYNNEX Corporation
Consolidated Balance Sheets
(currency in thousands)
(unaudited)

	February 28, 2014	November 30, 2013
ASSETS
Current assets:
Cash and cash equivalents	$148,403	$151,622
Short-term investments	14,007	15,134
Accounts receivable, net	1,556,993	1,593,191
Receivable from related parties	780	146
Inventories	1,225,487	1,095,107
Current deferred tax assets	18,478	22,031
Other current assets	160,541	54,502
Total current assets	3,124,689	2,931,733
Property and equipment, net	168,508	133,249
Goodwill	376,402	188,535
Intangible assets, net	200,542	23,772
Deferred tax assets	366	7,867
Other assets	58,066	40,733
Total assets	$3,928,573	$3,325,889
LIABILITIES AND EQUITY
Current liabilities:
Borrowings under securitization, term loans and lines of credit	$480,881	$252,523
Accounts payable	1,304,717	1,350,040
Payable to related parties	9,902	3,861
Accrued liabilities	225,272	181,325
Income taxes payable	12,008	1,629
Total current liabilities	2,032,780	1,789,378
Long-term borrowings	281,826	65,405
Long-term liabilities	77,027	56,418
Deferred tax liabilities	10,999	3,047
Total liabilities	2,402,632	1,914,248
SYNNEX Corporation stockholders’ equity:
Preferred stock	—	—
Common stock	39	38
Additional paid-in capital	364,319	286,329
Treasury stock	(27,522)	(27,450)
Accumulated other comprehensive income	17,092	19,168
Retained earnings	1,171,554	1,133,137
Total SYNNEX Corporation stockholders’ equity	1,525,482	1,411,222
Noncontrolling interest	459	419
Total equity	1,525,941	1,411,641
Total liabilities and equity	$3,928,573	$3,325,889

SYNNEX Corporation
Consolidated Statements of Operations
(currency and share amounts in thousands, except for per share amounts)
(unaudited)

	Three Months Ended
	February 28, 2014	February 28, 2013
Revenue	$3,026,984	$2,460,839
Cost of revenue	(2,820,338)	(2,304,752)
Gross profit	206,646	156,087
Selling, general and administrative expenses	(144,696)	(100,147)
Income before non-operating items, income taxes and noncontrolling interest	61,950	55,940
Interest expense and finance charges, net	(4,498)	(5,493)
Other income, net	2,968	1,261
Income before income taxes and noncontrolling interest	60,420	51,708
Provision for income taxes	(21,962)	(18,317)
Net income	38,458	33,391
Net income attributable to noncontrolling interest	(41)	(22)
Net income attributable to SYNNEX Corporation	$38,417	$33,369
Earnings per share attributable to SYNNEX Corporation:
Basic	$1.02	$0.91
Diluted	$1.01	$0.88
Weighted-average common shares outstanding:
Basic	37,656	36,663
Diluted	38,225	38,030

SYNNEX Corporation
Segment Information
(currency in thousands)
(unaudited)

	Three Months Ended
	February 28, 2014	February 28, 2013
Revenue:
Technology Solutions	$2,902,907	$2,418,916
Concentrix	126,965	44,350
Inter-segment elimination	(2,888)	(2,427)
Consolidated	$3,026,984	$2,460,839

Income (loss) from operations before non-operating items, income taxes and noncontrolling interest:
Technology Solutions	$63,531	$53,536
Concentrix	(1,779)	2,424
Inter-segment elimination	198	(20)
Consolidated	$61,950	$55,940

Reconciliation of GAAP to Non-GAAP financial measures
(currency in thousands)

Effective in the first quarter of 2014, the Company realigned its business segments. Certain operations of the Company which were previously reported under the Concentrix segment and which provided inter-segment support and IT services to the Technology Solutions segment have now been aligned with and report into the Technology Solutions segment. The Concentrix segment includes the legacy Concentrix business and the newly acquired IBM customer care business. For comparability, the financial information presented herein reflects the impact of the preceding segment structure change for all periods presented.

	Three Months Ended
	February 28, 2014	February 28, 2013
Consolidated:
Revenue	$3,026,984	$2,460,839

GAAP operating income	$61,950	$55,940
IBM CRM acquisition and other integration expenses	8,908	—
Amortization of intangibles	5,697	1,953
Non-GAAP operating income	$76,555	$57,893

GAAP operating margin	2.05%	2.27%
Non-GAAP operating margin	2.53%	2.35%

Technology Solutions
Revenue	$2,902,907	$2,418,916

GAAP operating income	$63,531	$53,536
Amortization of intangibles	986	932
Non-GAAP operating income	$64,517	$54,468

GAAP operating margin	2.19%	2.21%
Non-GAAP operating margin	2.22%	2.25%

Concentrix
Revenue	$126,965	$44,350

GAAP operating income (loss)	$(1,779)	$2,424
IBM CRM acquisition and other integration expenses	8,908	—
Amortization of intangibles	4,711	1,021
Non-GAAP operating income	$11,840	$3,445

GAAP operating margin	(1.40)%	5.47%
Non-GAAP operating margin	9.33%	7.77%

Reconciliation of GAAP to Non-GAAP financial measures
(currency in thousands except per share amounts)

	Three Months Ended
	February 28, 2014	February 28, 2013
Net income attributable to SYNNEX Corporation	$38,417	$33,369
IBM CRM acquisition and other integration expenses, net of taxes (1)	5,670	—
Amortization of Intangibles (1)	3,627	1,261
Non-GAAP net income attributable to SYNNEX Corporation	$47,714	$34,630

Diluted EPS	$1.01	$0.88
IBM CRM acquisition and other integration expenses	0.15	—
Amortization of Intangibles	0.09	0.03
Non-GAAP Diluted EPS	$1.25	$0.91

(1) The tax effect of the non-GAAP adjustments was calculated using the applicable effective tax rate during the period.